UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2019

Invitae Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36847	27-1701898
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

1400 16th Street, San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 374-7782

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NVTA	The New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On July 11, 2019, Invitae Corporation, a Delaware corporation (“Invitae”), Jumanji, LLC, a Delaware limited liability company and wholly-owned subsidiary of Invitae (“Merger Sub”), Jungla Inc., a privately held Delaware corporation (“Jungla”), the holders of all of the outstanding capital stock of Jungla (the “Sellers”), and Fortis Advisors LLC (solely in its capacity as representative of the Sellers) entered into a Stock Purchase and Merger Agreement (the “Agreement”), pursuant to which, among other things and subject to the satisfaction or waiver of the conditions set forth in the Agreement, Invitae will purchase 100% of the capital stock of Jungla from the Sellers and following which, as part of the same overall transaction, Jungla will merge with and into Merger Sub, with Merger Sub continuing as the surviving entity in the merger and remaining a wholly-owned subsidiary of Invitae (the “Transaction”). The Transaction is intended to qualify for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The aggregate consideration in the Transaction will consist of up to approximately $65 million, of which approximately $50 million will be payable at the closing and approximately $15 million will be payable in connection with the achievement of certain milestones within 24 months after the closing of the Transaction; provided, however, that such aggregate amount is subject to adjustment based upon various factors, including the cash, debt and working capital of Jungla at the time of the Transaction. Of the consideration payable at the closing, approximately $35 million will be payable in shares of Invitae’s common stock and approximately $15 million will be payable in cash. Of the consideration payable pursuant to the achievement of the milestones, most will be payable in shares of Invitae’s common stock and the remainder will be payable in cash. A portion of the consideration will be subject to a hold back to satisfy indemnification obligations that may arise in connection with the Agreement.

The shares of Invitae’s common stock issued in the Transaction will be issued in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

Closing Conditions; Closing Date

The obligations of the parties to consummate the Transaction are subject to the satisfaction or waiver of various conditions set forth in the Agreement, including, but not limited to (i) the accuracy of the representations and warranties of each party contained in the Agreement (subject to certain materiality qualifications), (ii) each party’s compliance with or performance of the covenants and agreements in the Agreement in all material respects, (iii) entry by Invitae into employment and non-competition agreements with certain employees of Jungla, (iv) receipt of certain third parties consents to the Transaction, (v) amendment of a license agreement to which Jungla is a party, in a form reasonably satisfactory to Invitae, (vi) receipt of option cancellation and joinder agreements from certain holders of Jungla stock options, and (vii) entry into the Registration Rights Agreement described below. The Transaction is expected to close in July 2019, subject to customary closing conditions.

Representations and Warranties; Covenants

The Agreement contains customary representations and warranties by Invitae, Jungla and the Sellers. The Agreement also contains customary covenants and agreements, including with respect to the operations of the business of Jungla between signing and closing, restrictions on alternative transactions by Jungla, commercially reasonable efforts to take actions that may be necessary in order to obtain approval of the Transaction with certain governmental authorities, and other matters.

The Agreement generally prohibits certain stockholders of Jungla from soliciting proposals relating to alternative transactions and restricts their ability to furnish non-public information to, or participate in any discussions or negotiations with, any third party with respect to any alternative transaction, subject to certain limited exceptions.

Termination

The Agreement contains termination rights for Invitae and Jungla, including if the Transaction is not consummated within 60 days after the date of the Agreement, which may be extended by the mutual consent of Invitae and the Sellers.

Registration Rights Agreement

In connection with the Transaction, Invitae will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Sellers, pursuant to which Invitae will register for resale on Form S-3 the shares of Invitae’s common stock to be issued in the Transaction. The Registration Rights Agreement provides that such registration rights will expire at such time as such shares of Invitae common stock have been disposed of pursuant to the resale registration statement or pursuant to Rule 144 promulgated under the Securities Act of 1933, or as to any holder when all of such holder’s shares may be sold pursuant to Rule 144 without limitation as to manner of sale restrictions or volume limitation.

The foregoing descriptions of the Agreement and the Registration Rights Agreement and the transactions contemplated thereby are not complete and are qualified in their entirety by the full text of the Agreement and the Registration Rights Agreement, copies of which Invitae intends to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Transaction described in Item 1.01 above, Invitae will issue certain shares of its common stock upon closing of the Transaction in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act. Each of the Sellers has made certain representations as to such Seller, including that shares of Invitae’s common stock will be acquired for such Seller’s own account for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof, and that such Seller is able to bear the risks of the investment and could hold the shares for an indefinite period of time.

Item 7.01	Regulation FD Disclosure.

On July 11, 2019, Invitae issued a press release announcing the Transaction. A copy of the press release is furnished as Exhibit 99.1 hereto.

Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this Current Report on Form 8-K, other than purely historical information, are “forward-looking statements.” All statements, other than statements of historical facts, included in or incorporated by reference into this Current Report on Form 8-K regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to the structure, timing, and/or completion of the proposed Transaction; and the expected timing for closing the Transaction. Invitae may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, risks and uncertainties associated with the ability to consummate the proposed Transaction. Invitae disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1#	Press Release issued by Invitae Corporation, dated July 11, 2019, announcing the Transaction.

#

This Exhibit is furnished herewith and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or deemed to be incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933 except to the extent that Invitae Corporation specifically incorporates it by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2019

INVITAE CORPORATION

By:	/s/ Shelly D. Guyer
Name:	Shelly D. Guyer
Title:	Chief Financial Officer